UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2024

UNIFI, INC.

(Exact name of Registrant as Specified in Its Charter)

New York	1-10542	11-2165495
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina		27410
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 336 294-4410

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	UFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K (the “Original 8-K”) Unifi, Inc. (the “Company”) filed with the Securities and Exchange Commission on January 31, 2024, regarding, among other things, the appointment of Andrew J. ("A.J.") Eaker as Executive Vice President, Chief Financial Officer, and Treasurer of the Company, effective January 30, 2024, to (i) correct the “Date of Report” on the cover page of the Original 8-K and (ii) disclose the subsequent compensation actions taken in connection with Mr. Eaker’s appointment. The disclosure included in the Original 8-K otherwise remains unchanged.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 2, 2024, in connection with his appointment as Executive Vice President, Chief Financial Officer, and Treasurer of the Company, Mr. Eaker and the Company entered into an Employment Agreement (the “Employment Agreement”), effective that day (the “Effective Date”). The Employment Agreement provides that Mr. Eaker will (i) receive an annual base salary of $350,000, which base salary shall be reviewed annually by the Company’s Board of Directors (the “Board”) to determine if such base salary should be increased, (ii) be eligible to receive bonuses and to participate in compensation plans of the Company in accordance with any plan or decision that the Board may determine from time to time, (iii) be paid or reimbursed for business expenses, and (iv) be entitled to participate in other employment benefits generally available to other executives of the Company.

The Employment Agreement also provides that Mr. Eaker will receive on the Effective Date an award of (i) $100,000 and (ii) restricted stock units representing 23,000 shares of the Company’s common stock. Subject to Mr. Eaker’s continued employment through each vesting date, the restricted stock units will become vested and settled in shares of the Company’s common stock as follows: 25% thirty days after the first anniversary of the Effective Date, 25% on the second anniversary of the Effective Date, and 50% on the third anniversary of the Effective Date.

The Employment Agreement contains provisions regarding the termination of Mr. Eaker’s employment and related severance obligations. If the Company terminates Mr. Eaker’s employment for “Cause” or if Mr. Eaker resigns without “Good Reason” (as each term is defined in the Employment Agreement), the Company will pay Mr. Eaker all accrued and unpaid base salary and any accrued and unpaid benefits through the date of termination, after which the Company will have no further obligation under the Employment Agreement to Mr. Eaker. If Mr. Eaker’s employment terminates due to his death or “Disability” (as defined in the Employment Agreement), Mr. Eaker or his estate will receive all accrued and unpaid base salary and any accrued and unpaid benefits through the date of termination, after which all right to benefits will terminate and the Company will have no further obligation under the Employment Agreement to Mr. Eaker. If Mr. Eaker is terminated for any reason other than death, Disability, or Cause, or if Mr. Eaker resigns with Good Reason, Mr. Eaker will be entitled to (i) cash severance payments equal to twelve months of Mr. Eaker’s annual base salary at the time of termination, payable in equal monthly installments, and (ii) if Mr. Eaker elects COBRA continuation coverage, reimbursement for the monthly cost of such continuation coverage for Mr. Eaker’s medical and health insurance benefits until the earlier of (a) the date Mr. Eaker ceases to maintain such continuation coverage in effect or (b) twelve months from the termination of Mr. Eaker’s employment. The foregoing severance benefits are subject to Mr. Eaker entering into and not revoking a release of claims in favor of the Company and its affiliated entities. The severance benefits payable upon termination for any reason other than death, Disability, or Cause, or resignation with Good Reason also are subject to Mr. Eaker abiding by certain restrictive covenants, which are described below. Also, upon Mr. Eaker’s death or Disability or a “Change of Control” (as defined in the Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan), all outstanding unvested equity awards issued to Mr. Eaker by the Company shall vest in full (as prescribed by the applicable governing plan document).

Mr. Eaker is also subject to certain confidentiality provisions and non-competition and non-solicitation covenants. Pursuant to the Employment Agreement, Mr. Eaker has agreed to neither compete with the Company or its affiliated entities nor solicit their respective customers, suppliers, or employees for the twelve months immediately following termination of employment. Under the Employment Agreement, Mr. Eaker also has agreed upon termination of his employment with the Company (i) to resign as a member of the Board, if serving on the Board at the time, (ii) to resign from all positions with the Company and its affiliated entities, (iii) not to disparage the Company and its affiliated entities, (iv) to provide litigation support to the Company and its affiliated entities, and (v) to return all of the Company’s and its affiliated entities’ property to the Company.

The Employment Agreement also provides that the Company will indemnify and hold harmless Mr. Eaker if Mr. Eaker is made a party to or is otherwise involved in certain legal proceedings as a result of actions related to Mr. Eaker’s service as a director, officer, employee, or agent of the Company or in a similar capacity for another enterprise at the Company’s request. Such indemnification includes all expenses (including attorneys’ fees), judgments, fines, and other amounts paid in settlement, provided that Mr. Eaker acted in good faith and in a manner Mr. Eaker reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if Mr. Eaker had no reasonable cause to believe such conduct was unlawful. The Employment Agreement requires the Company to advance the expenses incurred by Mr. Eaker in defending against any such proceeding; however, Mr. Eaker must deliver an undertaking to the Company to repay all amounts advanced if it is ultimately determined that Mr. Eaker is not entitled to be indemnified. The rights of Mr. Eaker to indemnification under the Employment Agreement are not exclusive and are in addition to the rights under the Company’s Restated Certificate of Incorporation and Amended and Restated By-laws and under applicable law.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Employment Agreement by and between Unifi, Inc. and Andrew J. Eaker, dated as of February 2, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

Date:	February 6, 2024	By:	/s/ GREGORY K. SIGMON
Gregory K. Sigmon Executive Vice President General Counsel and Corporate Secretary